                                                                    EXHIBIT 3.20

                               STATE OF WASHINGTON

                                     [SEAL]

                               SECRETARY OF STATE


  I, SAM REED, Secretary of the State of Washington and custodian of its seal,

      hereby certify that according to the records on file in this office,

                         PACIFIC COAST PUBLISHING, LTD.


  a Washington corporation, was incorporated on September 1, 1998 and is duly authorized to transact business in the State of Washington; with a license expiration date of September 30, 2001; and I further certify that the following charter documents are on file in this office;

FILING:                                                    DATE FILED:
-------                                                    -----------
ARTICLES OF AMENDMENT - Changing name to                   November 20, 1998
  PACIFIC COAST PUBLISHING, LTD. from PCP
  ACQUISITION , INC.
ARTICLES OF INCORPORATION for PCP                          September 1, 1998
  ACQUISITION, INC.


                                       June 19, 2001

                                       Given under my hand and the Seal of the
                                       State of Washington at Olympia, the State
                                       Capital


                                       /s/ Sam Reed
                                       -----------------------------------------
                                       Sam Reed, Secretary of State

                               STATE OF WASHINGTON

                                     [SEAL]

                               SECRETARY OF STATE


  I, SAM REED, Secretary of the State of Washington and custodian of its seal,

hereby certify by this certificate that the attached is a true and correct copy of

                              ARTICLES OF AMENDMENT

                                       of

                              PCP ACQUISITION, INC.


                                Changing name to
                         PACIFIC COAST PUBLISHING, LTD.

                  as filed in this office on November 20, 1998.


                                       Date:  June 19, 2001

                                       Given under my hand and the Seal of the
                                       State of Washington at Olympia, the State
                                       Capital


                                       /s/ Sam Reed
                                       -----------------------------------------
                                       Sam Reed, Secretary of State

                               STATE OF WASHINGTON

                                     [SEAL]

                               SECRETARY OF STATE


        I, RALPH MUNRO, Secretary of the State of Washington and custodian of its seal, hereby issue this

                            CERTIFICATE OF AMENDMENT

                                       to

                              PCP ACQUISITION, INC.

a Washington Profit corporation. Articles of Amendment were filed for record in this office on the date indicated below.

                 Changing name to PACIFIC COAST PUBLISHING, LTD.


UBI Number:  601 898 681                           Date:  November 20, 1998.


[SEAL]

                                      Given under my hand and the Seal of the
                                      State of Washington at Olympia, the State
                                      Capital


                                      /s/ Ralph Munro
                                      ------------------------------------------
                                      Ralph Munro, Secretary, Secretary of State

                              ARTICLES OF AMENDMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                              PCP ACQUISITION, INC.


                Pursuant to RCW 23B.10.060 of the Washington Business Corporation Act, the undersigned corporation hereby submits the following amendments to the corporation's Articles of Incorporation.

                1. The name of the corporation is PCP Acquisition, Inc.

                2. The text of the amendment as adopted is as follows:

                        a. Article I of the Articles of Incorporation is hereby amended in its entirety as follows:

                                    ARTICLE I

                                      NAME

        The name of the corporation is Pacific Coast Publishing, Ltd.

                3. This amendment does not provide for an exchange, reclassification, or cancellation of issued shares.

                4. The date of the adoption of this amendment was October 29, 1998.

                5. The above amendment was adopted by the sole director of the corporation by written consent in lieu of a meeting; shareholder action was not required.

                6. This amendment will be effective upon filing with the Secretary of State.

                DATED: October 29, 1998.


                                            PCP ACQUISITION, INC.


                                            By /s/ Jeffrey L. Rosenthal
                                               ---------------------------------
                                               Jeffrey L. Rosenthal, President

                               STATE OF WASHINGTON

                                     [SEAL]

                               SECRETARY OF STATE


  I, SAM REED, Secretary of the State of Washington and custodian of its seal,

hereby certify by this certificate that the attached is a true and correct copy of

                            ARTICLES OF INCORPORATION

                                       of

                              PCP ACQUISITION, INC.


                  as filed in this office on September 1, 1998.


                                       Date:  June 19, 2001

                                       Given under my hand and the Seal of the
                                       State of Washington at Olympia, the State
                                       Capital


                                       /s/ Sam Reed
                                       -----------------------------------------
                                       Sam Reed, Secretary, Secretary of State

                               STATE OF WASHINGTON

                                     [SEAL]

                               SECRETARY OF STATE


        I, RALPH MUNRO, Secretary of State of the State of Washington and custodian of its seal, hereby issue this

                          CERTIFICATE OF INCORPORATION

                                       to

                              PCP ACQUISITION, INC.


a Washington Profit corporation. Articles of Incorporation were filed for record in this office on the date indicated below.



        UBI Number:  601 898 681            Date:  September 01, 1998

                                            Given under my hand and the Seal of
                                            the State of Washington at Olympia,
                                            the State Capital

        [SEAL]
                                                    /s/ Ralph Munro
                                             -----------------------------------
                                             Ralph Munro, Secretary of State
                                                       2-589891-7

                            ARTICLES OF INCORPORATION
                                       OF
                              PCP ACQUISITION, INC.


                                    ARTICLE I

                                      NAME

        The name of the corporation is PCP Acquisition, Inc.

                                   ARTICLE II

                                    PURPOSES

        The corporation is organized for the purpose of engaging in any business, trade or activity which may be conducted lawfully by a corporation organized under the Washington Business Corporation Act.

                                   ARTICLE III

                                     SHARES

        The corporation is authorized to issue 100,000 shares of common stock.

                                   ARTICLE IV

                              NO PREEMPTIVE RIGHTS

        Except as may otherwise be provided by the Board of Directors, no preemptive rights shall exist with respect to shares of stock or securities convertible into shares of stock of the corporation.

                                    ARTICLE V

                              NO CUMULATIVE VOTING

        At each election for directors, every shareholder entitled to vote at such election has the right to vote in person or by proxy the number of shares held by such shareholder for as many persons as there are directors to be elected. No cumulative voting for directors shall be permitted.

                                   ARTICLE VI

                                     BYLAWS

        The Board of Directors shall have the power to adopt, amend or repeal the Bylaws or adopt new Bylaws. Nothing herein shall deny the concurrent power of the shareholders to adopt, alter. amend or repeal the Bylaws.

                                   ARTICLE VII

                           REGISTERED OFFICE AND AGENT

        The address of the initial registered office of the corporation is 1420 Fifth Avenue, Suite 4100, Seattle, Washington 98101-2338 and the name of the initial registered agent at that address is LPSL Corporate Services, Inc.

                                  ARTICLE VIII

                                    DIRECTORS

        The number of directors of the corporation shall be determined in the manner specified by the Bylaws and may be increased or decreased from time to time in the manner provided therein. The initial Board of Directors shall consist of three (3) directors whose names are as follow:

                                 Maxwell Gotlieb
                                Stephen D. Lister
                              Jeffrey L. Rosenthal

                                   ARTICLE IX

                                  INCORPORATOR

        The incorporator is LPSL Corporate Services, Inc., whose address is 1420 Fifth Avenue, Suite 4100. Seattle, Washington 98101-2338.


                                    ARTICLE X

                       LIMITATION OF DIRECTORS' LIABILITY

        A director shall have no liability to the corporation or its shareholders for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct by the director, or a knowing violation of law by the director, or for conduct violating RCW 23B. 08.310, or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the Washington Business

Corporation Act, as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring prior to such repeal or modification.

                                   ARTICLE XI

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Section 1. Right to Indemnification. Each person who was, or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the corporation or, while a director or officer, he or she is or was serving at the request of the corporation as a director, trustee, officer, employee or agent of another corporation or of a partnership joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the corporation, to the full extent permitted by applicable law as then in effect, against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. The right to indemnification conferred in this Section 1 shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of any undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 1 or otherwise.

        Section 2. Right of Claimant to Bring Suit. If a claim under Section 1 of this Article is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the claimant is not so entitled. Neither the failure of the corporation (including its board of directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances nor an actual determination by the corporation (including its board of directors, independent legal counsel or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

        Section 3. Nonexclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

        Section 4. Insurance, Contracts and Funding. The corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The corporation may, without further shareholder action, enter into contracts with any director or officer of the corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

        Section 5. Indemnification of Employees and Agents of the Corporation. The corporation may, by action of its board of directors from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

                                   ARTICLE XII

                               VOTING REQUIREMENTS

        Unless otherwise provided in the Bylaws of the corporation, or such other agreement among the corporation and its directors or its shareholders, a majority of the votes entitled to be cast on a matter by a voting group shall constitute a quorum, unless otherwise provided by law.

        IN WITNESS WHEREOF, the undersigned has executed these Articles on August 31st, 1998.

                                            LPSL CORPORATE SERVICES, INC.


                                            By /s/ Gary P. Tober
                                               ---------------------------------
                                                   Gary P. Tober, Secretary
                                                   Incorporator

                      CONSENT TO SERVE AS REGISTERED AGENT

        LPSL Corporate Services, Inc. hereby consents to serve as Registered Agent, in the State of Washington, for PCP Acquisition, Inc. LPSL Corporate Services, Inc. understands that as agent for said corporation, it will be responsible to receive service of process in the name of said corporation; to forward all mail to said corporation, and to immediately notify the office of the Secretary of State in the event of its resignation, or of any changes in the registered office address of 1420 Fifth Avenue. Suite 4100, Seattle, Washington 98 101-2338.

Dated this 31st day of August, 1998.

                                            LPSL CORPORATE SERVICES, INC.


                                            By /s/ Gary P. Tober
                                               ---------------------------------
                                                   Gary P. Tober, Secretary